UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 9, 2009

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12010 Sunset Hills Road
Reston, VA	20190
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of Employment Agreement with Jeffrey Epstein

On April 9, 2009, TerreStar Networks Inc. (“TerreStar Networks”), a majority owned subsidiary of TerreStar Corporation (“TerreStar” or the “Company”), entered into a letter agreement with Jeffrey Epstein, its President (the “Epstein Letter Agreement”), amending the terms of the Employment Agreement dated January 15, 2008 by and between TerreStar Networks and Mr. Epstein, as amended May 20, 2008 (the “Epstein Employment Agreement”).  Pursuant to the Epstein Letter Agreement the term of the Epstein Employment Agreement is extended from May 20, 2009, to May 20, 2010.  The remaining terms of the Epstein Employment Agreement will remain unchanged.  The description of the Epstein Letter Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the copy of the Epstein Letter Agreement, attached hereto as Exhibit 10.1, which is incorporated herein by reference.

In addition, on April 9, 2009, the Compensation Committee of the Board of Directors of TerreStar (the “Compensation Committee”) granted to Mr. Epstein a retention award with a value of $378,000 to be paid as follows: (i) 50% of value of the award shall be delivered in the form of restricted stock, to be priced at the closing market price on the date of issuance; and (ii) the remaining 50% of the value of the award shall be delivered in the form of stock options, with an exercise price equal to $0.60, the closing market price of the Company’s common stock on the date of issuance.  Both grants will fully vest on the third anniversary of the grant date, subject to acceleration under certain circumstances, including termination without cause, as defined in the Epstein Employment Agreement.

The Compensation Committee also granted to Mr. Epstein an additional long-term incentive award with a value of $378,000 to be paid as set forth below.  One-half of the value of the award was granted on April 9, 2009, of which one-half of the value is in the form of restricted stock, priced at the closing market price on the date of issuance, and one-half in the form of stock options, with an exercise price equal to $0.60, the closing market price of the Company’s common stock on the date of issuance.  These two grants will vest in equal annual installments over three years starting on the first anniversary of the date of issuance.  The remaining one-half of the value of the long-term incentive award will be granted in the form of stock options upon the 60th day following the launch of the TerreStar-1 satellite.  The stock options shall vest in equal annual installments over three years starting on the first anniversary of the date of issuance, with an exercise price equal to the closing market price on the date of the grant plus $1.00, $2.00 or $3.00 for the first, second and third annual installments, respectively.  Both the retention award and the long-term incentive award were granted pursuant to the TerreStar Corporation 2006 Equity Incentive Plan, as amended (the “Plan”).

Amendment of Employment Agreement with Dennis Matheson

On April 9, 2009, TerreStar Networks entered into a letter agreement with Dennis Matheson, its Chief Technology Officer (the “Matheson Letter Agreement”), amending the terms of the Employment Agreement dated January 15, 2008 by and between TerreStar Networks and Mr. Matheson, as amended May 20, 2008 (the “Matheson Employment Agreement”).  Pursuant to the Matheson Letter Agreement the term of the Matheson Employment Agreement is extended from May 20, 2009 to May 20, 2010.  The remaining terms of the Matheson Employment Agreement will remain unchanged.  The description of the Matheson Letter Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the copy of the Matheson Letter Agreement, attached hereto as Exhibit 10.2, which is incorporated herein by reference.

In addition, on April 9, 2009, the Compensation Committee granted to Mr. Matheson a long-term incentive award with a value of $179,000 to be paid as set forth below.  One-half of the value of the award was granted on April 9, 2009, of which one-half of the value was in the form of restricted stock, priced at the closing market price on the date of issuance, and one-half in the form of stock options, with an exercise price equal to $0.60, the closing market price of the Company’s common stock on the date of issuance.  The two grants will vest in equal annual installments over three years starting on the first anniversary of the date of issuance.  The remaining one-half of the value of the long-term incentive award will be granted in the form of stock options upon the 60th day following the launch of the TerreStar-1 satellite.  The stock options shall vest in equal annual installments over three years starting on the first anniversary of the date of issuance, with an exercise price equal to the closing market price on the date of the grant plus $1.00, $2.00 or $3.00 for the first, second and third annual installments, respectively.  The long-term incentive award was granted pursuant to the Plan.

Agreement with Douglas Brandon

On April 9, 2009, the TerreStar Networks entered into a letter agreement  (the “Brandon Letter Agreement”) with Douglas Brandon, its Senior Vice President, General Counsel and Secretary, providing certain severance benefits if Mr. Brandon’s employment were to be terminated without cause (as defined in the Brandon Letter Agreement).

The description of the Brandon Letter Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the copy of the Brandon Letter Agreement, attached hereto as Exhibit 10.3, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

10.1	Letter Agreement dated April 9, 2009 Amending Terms of Employment Agreement by and between TerreStar Networks Inc. and Jeffrey Epstein
10.2	Letter Agreement dated April 9, 2009 Amending Terms of Employment Agreement by and between TerreStar Networks Inc. and Dennis Matheson
10.3	Letter Agreement dated April 9, 2009 by and between TerreStar Networks Inc. and Douglas Brandon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Douglas Brandon
Douglas Brandon
General Counsel & Secretary

Date:  April 9, 2009